EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT
                      (Upon the completion of Transaction)


                                                                 State of
                                                  Percentage   Incorporation
                                                      of            or
       Parent                  Subsidiary         Ownership    Organization

CBCT Bancshares, Inc.      Community Bank of          100%        Texas
                           Central Texas, ssb



         It is contemplated that the financial statements of the Registrant will be consolidated with Community Bank of Central Texas, ssb.